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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported) January 17, 2002

ALTEON INC.
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(Exact Name of Registrant as Specified in Charter)


Delaware                      001-16043              13-3304550
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(State or Other Juris-        (Commission            (I.R.S. Employer
diction of Incorporation)      File Number            Identification No.)


170 Williams Drive, Ramsey, New Jersey                           07446
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code (201) 943-5000
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   (Former Name or Former Address, If Changed Since Last Report)



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Item 5.   Other Events

     On January 17, 2002, Alteon Inc. issued the following press release:

ALTEON INC. RECEIVES MORE THAN $1.1 MILLION FROM SALE OF NEW JERSEY TAX
BENEFITS

     -Company Completes Previously Announced Financing for $18.6 Million-

RAMSEY, N.J., Jan. 17/PRNewswire-FirstCall/ - Alteon Inc. (Amex: ALT) announced today that it has received $1,186,921 from the sale of its net operating loss carryovers (NOLS) under the State of New Jersey's Technology Business Tax Certificate Transfer Program (the "Program").

The Program is an initiative passed by the New Jersey State Legislature that allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of NOLS and defined Research and Development tax credits for cash. During the three years of the Program's existence, Alteon has received more than $5.3 million in non-equity cash.

In addition, Alteon has closed a stock purchase agreement, announced last week, to sell common stock to a group of institutional investors, raising net proceeds of approximately $18.6 million. The institutional investors include funds managed by Fiduciary Trust Company, International, Merlin BioMed of New York, SDS Merchant Fund, Oracle Partners, Scout Capital, MPM BioEquities and Domain Public Equity Partners. The 4.45 million shares of common stock were offered through a prospectus supplement pursuant to the company's effective shelf registration statement.

"Through the financing and the sale of NOLS, Alteon has raised close to $20 million this month," said Kenneth I. Moch, President and Chief Executive Officer. "These funds bring our current cash-on-hand to approximately $30 million, allowing us increased flexibility as we move forward with the development of ALT-711 and our pipeline products."

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds impact a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s are an inevitable part of the aging process that lead to a loss of flexibility and function in body tissues, organs and vessels. The company is initially developing therapies for cardiovascular and kidney diseases in older or diabetic individuals.

Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead A.G.E. Crosslink Breaker ALT-711

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is being evaluated in the Phase IIb SAPPHIRE clinical trial focused on systolic hypertension, and the Phase IIb SILVER trial in systolic hypertension with left ventricular hypertrophy. The compound is also under Phase I investigation in end-stage renal disease patients undergoing peritoneal dialysis, a patient population that has significant cardiovascular disease. Other A.G.E. compounds are being evaluated for skin aging, as well as additional human and animal health indications. For more information on Alteon, visit the company's web site at http://www.alteonpharma.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Alteon Inc.


                                        By: /s/ Kenneth I. Moch
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                                           Kenneth I. Moch
                                           President and Chief Executive Officer

Dated: January 17, 2002